14

              ARTICLES OF AMENDMENT AND RESTATEMENT

                               OF

                  THE SALOMON BROTHERS FUND INC

          FIRST: The Salomon Brothers Fund Inc, a Maryland corporation (the "Corporation"), desires to amend and restate its charter (the "Charter") as currently in effect and as hereafter amended.

          SECOND: The following provisions are all of the provisions of the Charter currently in effect as hereafter amended:

                            ARTICLE I

                              NAME

          The name of the Corporation is THE SALOMON BROTHERS
FUND INC.

                           ARTICLE II

               PRINCIPAL OFFICE, REGISTERED AGENT

          The post-office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post-office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

                           ARTICLE III

                       PURPOSES AND POWERS

     3.1 The nature of the business or objects or purposes to be transacted, promoted or carried on by the Corporation are as follows:

          (a)  To underwrite, purchase, acquire, hold,
     pledge, hypothecate, exchange, sell, contract to sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, stocks, bonds and other evidences of indebtedness and obligations of any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, and evidences of any interest in respect of any such stocks, bonds and other evidences of indebtedness and obligations; to issue in exchange therefor its own stocks, bonds or other obligations; and, while the owner or holder of any such, to exercise all the rights, powers and privileges of ownership in respect thereof; and, to the extent now or hereafter permitted by law, to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such stocks, bonds or other evidences of indebtedness or obligations or evidences of any interest in respect thereof.

          (b) To purchase acquire, hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, commodities and other personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

          (c) To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever, within or without the State of Maryland, and to do all things incidental to any such business; to cause to be formed, merged or reorganized or liquidated, and to promote, take charge of and aid in any way permitted by law the formation, merger, reorganization or liquidation of, any corporation, association or entity in the United States or abroad.

          (d) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

          (e) To act in any and all parts of the world in any capacity whatsoever as financial, commercial or business agent or representative, general or special, for domestic and foreign corporations, associations, partnerships, syndicates, entities, persons, governments, municipalities and other public bodies.

          (f)  To make, enter into and carry out any
     arrangements with any domestic or foreign governmental, municipal or public authority or with any corporation, association, partnership, syndicate, entity or person, domestic or foreign, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions; to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon; and to promote, cause to be formed and aid in any way any corporation, association, partnership, syndicate or entity for any such purposes.

          (g) To acquire, hold, use, sell, assign, lease and grant licenses or sub-licenses in respect of, pledge or otherwise dispose of, letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trademarks and trade names relating to or useful in connection with any business of the Corporation.

          (h) To enter into, make, perform and carry out or cancel and rescind contracts for any lawful purposes pertaining to its business with any person, entity, syndicate, partnership, association, corporation or governmental, municipal or public authority, domestic or foreign.

          (i) To acquire all or any part of the good will, rights, property and business of any person, entity, partnership, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct, to pay for the same in cash or in stock, bonds or other obligations of the Corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation and conduct in any lawful manner the whole or any part of the business thus acquired.

          (j)  To make any guaranty respecting stocks,
     dividends, securities, indebtedness, interest, contracts or other obligations so far as the same may be permitted to be done by a corporation organized under the laws of the State of Maryland.

          (k) To borrow or raise moneys for any of the purposes of the Corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

          (l) To loan its uninvested funds and/or surplus from time to time to such extent as the Corporation may deem advisable in call and/or in time loans, upon such security, if any, as the Board of Directors may determine.

          (m) To purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities or other obligations of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Maryland; provided that the Corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the Corporation, and provided further that shares of its own capital stock belonging to the Corporation shall not be voted directly or indirectly.

          (n) In general, to carry on any business not contrary to the laws of the State of Maryland and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations formed thereunder; and to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise, either alone or in company with any person, entity, syndicate, partnership, association or corporation; to establish and maintain offices and agencies within, and anywhere outside of, the State of Maryland; and to exercise all or any of its corporate powers and rights in the State of Maryland and in any and all other states, territories, districts, colonies, possessions or dependencies of the United States of America and in any foreign countries.

          (o) To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the laws of the State of Maryland.

     3.2 The foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, except if otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

     3.3 The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of this character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                           ARTICLE IV

                              STOCK

     4.1 The total number of shares of stock of all classes which the Corporation shall have authority to issue is 125 million (125,000,000), all of which are to be of the par value of one-tenth of one Cent ($0.001) per share. All of such shares are initially classified as "Common Stock." The Common Stock (unless otherwise specified in the articles supplementary designating such Class) shall initially have four classes of shares, which shall be designated "Class A Common Stock," "Class B Common Stock," "Class C Common Stock" and "Class O Common Stock," each consisting, until further changes of the lesser of
(i) 125,000,000 shares or (ii) the number of shares that could be issued by issuing all of the shares of Common Stock currently or hereafter classified less the total number of shares of Common Stock then issued and outstanding. Any Class of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of Common Stock from time to time established, as the "Classes."

     4.2 The Board of Directors may classify or reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

     4.3 The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional Classes at the time it is established and designated):

          (a) Dividends and Distributions. Dividends and capital gains distributions on shares of Common Stock may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine. All dividends and distributions on shares of Common Stock shall be distributed to the holders of Common Stock held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

          Dividends and distributions may be paid in cash, property or additional shares of Common Stock of the same or another Class, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

          (b) Voting. On each matter submitted to a vote of the stockholders, each holder of shares of Common Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the Class thereof, and all shares of all Classes shall vote as a single class ("Single Class Voting"); provided, however that (i) as to any matter with respect to which a separate vote of any Class is required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), or by the Maryland General Corporation Law, such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Classes, then, subject to clause (iii) below, the shares of all other Classes shall vote as a single class; and
     (iii) as to any matter which does not affect the interest of a particular Class, only the holders of shares of the one or more affected Classes shall be entitled to vote.

          (c) Redemption. All shares of Common Stock shall be subject to redemption as follows:

               (1) Each holder of shares of Common Stock shall have the right to require the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the Board of Directors may determine, to redeem all or any part of his shares at a redemption price equal to the current net asset value per share of such shares which is next computed after receipt of a tender of such shares for redemption, less such redemption fee or deferred sales charge, if any, as the Board of Directors may from time to time establish in accordance with the Investment Company Act and the Rules of Fair Practice adopted by the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Corporation may suspend the right of holders of shares of Common Stock to require the Corporation to redeem their shares, or postpone the date of payment or satisfaction upon such redemption for more than seven days after tender of such shares for redemption, during any period or at any time when and to the extent permitted under the Investment Company Act.

               (2) To the extent and in the manner permitted by the Investment Company Act and the Maryland General Corporation Law, and if authorized by the Board of Directors in its sole discretion, the Corporation may redeem at any time and from time to time, in whole or in part, at their current net asset value, any shares of Common Stock from any stockholder, upon the sending of written, telegraphic or electronic notice of redemption to each holder whose shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable.

          (d) Redemption Payments. All redemptions shall be at a redemption price equal to the current net asset value per share of shares of that Class of Common Stock to be redeemed as determined by the Board of Directors from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. The redemption price shall be paid in cash and/or, if authorized by the Board of Directors in its sole discretion, (a) securities at the value of such securities used in such determination of current net asset value or (b) shares of another Class or series of stock of the Corporation or shares of a series of stock of another corporation, trust or other entity registered as an open-end investment company under the Investment Company Act received by the Corporation in exchange for assets of the Corporation; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash and/or securities unwise or undesirable, the Corporation may, to the extent and in the manner permitted by law, make payment wholly or partly in other assets, at the value of such other assets used in such determination of current net asset value. Any certificates for shares of capital stock of the Corporation to be redeemed or repurchased shall be surrendered in proper form for transfer, together with any proof of the authenticity of signatures required by the Board of Directors or transfer agent of the Corporation.

          (e) Net Asset Value Per Share. The net asset value per share of any Class shall be the quotient obtained by dividing the value of the net assets of that Class (being the value of the securities and other assets attributable to that Class less the liabilities attributable to that Class) by the total number of shares of that Class outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets attributable to, and the net asset value per share of outstanding shares of, each Class, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

          (f) Equality. All shares of each particular Class shall represent an equal proportionate interest in the assets attributable to that Class (subject to the liabilities of that Class), and each share of any particular Class shall be equal to each other share of that Class. The Board of Directors may from time to time divide or combine the shares of any particular Class into a greater or lesser number of shares of that Class without hereby changing the proportionate interest in the assets attributable to that Class or in any way affecting the rights of holders of shares of any other Class.

     4.4 All Classes of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights with any other shares of Common Stock; provided, however, that notwithstanding anything else in the Charter of the Corporation to the contrary:

          (a)  The Class A Common Stock, Class B Common
     Stock and Class C Common Stock shares shall be subject to such front-end sales loads and/or contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.

          (b) The Class O Common Stock shares shall not be subject to front-end sales loads or contingent deferred sales charges.

          (c) Expenses related solely to a particular Class (including, without limitation, expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

          (d) As to any matter with respect to which a separate vote of any Class is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in the foregoing Sub-Section 4.4(c)), such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act or the Maryland General Corporation Law, the Classes shall vote together as a single class on any such matter which shall have the same effect on each such Class. As to any matter which does not affect the interest of a particular Class, only the holders of shares of the affected Classes shall be entitled to vote.

          (e)  On the sixth anniversary of the first
     business day of the month following the month in which Class B Common Stock shares were purchased by a stockholder, such Class B Common Stock shares (as well as a pro rata portion of any Class B Common Stock shares purchased through the reinvestment of dividends and other distributions paid in respect to all Class B Common Stock shares held by such stockholder) shall automatically convert to Class A Common Stock shares; provided, however, that such conversion shall be subject to the continuing availability of an Internal Revenue Service ruling and an opinion of counsel to the effect that the conversion of the Class B Common Stock shares does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend the conversion of Class B Common Stock shares if such ruling and opinion are no longer available.

          (f)  The number of shares of the Class A Common
     Stock into which the Class B Common Stock is converted pursuant to the foregoing Sub-Section 4.4(e) shall equal the number (including for these purposes fractional shares) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions on the conversion date by the net asset value per share of the Class A
     Common Stock for purposes of sales and redemptions on the conversion date.

     4.5 The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

     4.6 The Corporation shall not be obligated to issue certificates representing shares of any Class of capital stock.
At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General
Corporation Law.

     4.7 All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter.

     4.8 No holder of stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or receive any part of any new or additional issue of stock of the Corporation of any class, whether now or hereafter authorized and whether issued for money or for a consideration other than money or by way of dividend, or of any issue of securities convertible into stock.

                            ARTICLE V

                            DIRECTORS

          The number of directors of the Corporation shall be six
(6) which number may be increased or decreased from time to time pursuant to the By-Laws of the Corporation, but shall never be less than three (3). The names of the current directors of the Corporation are Andrew L. Breech, Carol L. Colman, William R. Dill, R. Jay Gerken, William R. Hutchinson, and Thomas F. Schlafly.

                           ARTICLE VI

                            EXISTENCE

          The Corporation is to have perpetual existence.

                           ARTICLE VII

                    NO STOCKHOLDER LIABILITY

          The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                          ARTICLE VIII

        PROVISIONS FOR DEFINING, LIMITING AND REGULATING
         POWERS OF THE CORPORATION AND THE STOCKHOLDERS
                          AND DIRECTORS

     8.1 All corporate powers of the Corporation shall be exercised by or under the authority of the Board of Directors except as otherwise provided by law. If the By-Laws of the Corporation so provide, the Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, and except as otherwise provided by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

     8.2 The stockholders and the directors may hold their meetings and have an office or offices outside of the State of Maryland if the By-Laws so provide.

     8.3 None of the directors need be a stockholder of the Corporation or a resident of the State of Maryland.

     8.4 Subject to any limitations herein or that may be imposed by the stockholders, the Board of Directors may make By-Laws and from time to time may alter, amend or repeal any By-Laws, but any By-Laws made by the Board of Directors or the stockholders may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting.

     8.5 The Board of Directors shall have power from time to time to fix the amount to be reserved by the Corporation over and above its capital stock paid in and to fix and determine and to vary the amount of the working capital of the Corporation, and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.

     8.6 The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized. A majority of the entire Board of Directors, without action by the stockholders, may amend these articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that the Corporation has authority to issue.

     8.7 The Board of Directors may from time to time establish, reestablish, amend, alter or repeal and may put into effect and carry out such a plan or plans as may from time to time be approved by it for the distribution among or sale to the officers and employees of the Corporation, or any of them, in addition to their regular salaries or wages, of any moneys or other property of the Corporation, or of any shares of stock of the Corporation, of any class, in consideration for or in recognition of the services rendered by such officers and employees.

     8.8 The Board of Directors may from time to time create and issue whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares may be purchased from the Corporation upon the exercise of any such rights or options shall be such as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options.

     8.9 The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

     8.10 Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by the holders of a majority of the stock entitled to vote at any annual meeting or at any special meeting called for that purpose, shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure to submit any such contract, transaction or act to the stockholders for approval or ratification or any failure of the stockholders to approve or ratify such contract, transaction or act, when submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or action.

                           ARTICLE IX

                           AMENDMENTS

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in these articles in the manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in these Articles, of any outstanding stock; and all rights herein conferred upon the stockholders are granted subject to this reservation.

                            ARTICLE X

                      EXTRAORDINARY ACTIONS

          Notwithstanding any provision of Maryland law requiring a greater proportion than a majority of the votes of all classes or any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon. Unless the Charter, the Maryland General Corporation Law or the Investment Company Act requires otherwise, at a meeting of the stockholders of the Corporation a majority (or a plurality in the case of the election of directors) of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

                           ARTICLE XI

                             QUORUM

          At a meeting of stockholders of the Corporation the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at the meeting constitutes a quorum. At a meeting of stockholders of the Corporation the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast on any matter with respect to which one or more Classes of Capital Stock are entitled to vote as a separate Class shall constitute a quorum of such Class for action on that matter. Whether or not a quorum is present at the meeting for any purpose, a meeting of stockholders convened on the date for which it was called may be adjourned, by the chairman of the meeting or by a majority of all votes present in person or by proxy and entitled to vote at the meeting, as to any or all matters from time to time as permitted by Maryland law.

                           ARTICLE XII

                         INDEMNIFICATION

          The Corporation shall indemnify (a) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the laws of the State of Maryland now or hereafter in force and the Investment Company Act, including the advance of expenses under the procedures required, and to the fullest extent permitted, by law and (b) other employees and agents to such extent as shall be authorized by the Board of Directors or provided by the Corporation's By-Laws or by contract and permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                          ARTICLE XIII

                     LIMITATION OF LIABILITY

          To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted by the Investment Company Act. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                    ------------------------

          THIRD: These provisions hereinabove are all the provisions of the Charter of the Corporation currently in effect.

          FOURTH: The amendment does not increase the authorized stock of the Corporation.

          FIFTH: Each share of Common Stock, $1.00 par value per share, of the Corporation outstanding immediately prior to the effective time of these Articles of Amendment and Restatement shall be reclassified into one share of Class O Common Stock, $.001 par value per share, of the Corporation at the effective time.

          SIXTH: The foregoing amendment and restatement to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

          SEVENTH: The current address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the Corporation's current resident agent are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The number of directors of the Corporation is six and the names of the directors currently in office are Andrew L. Breech, Carol L. Colman, William R. Dill, R. Jay Gerken, William R. Hutchinson and Thomas F. Schlafly.

          EIGHTH: The foregoing amendment and restatement to the Charter of the Corporation will become effective on June 30, 2006.

          IN WITNESS WHEREOF, THE SALOMON BROTHERS FUND INC has caused these present to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 30, 2006.


                                   THE SALOMON BROTHERS FUND INC


                                   By
                                   ______________________________
                                   ___

                                   Name: R. Jay Gerken
                                   Title: President and Chairman

Witness:


By __________________________________
Name: Robert I. Frenkel
Title: Secretary


THE UNDERSIGNED, President and Chairman of THE SALOMON BROTHERS FUND INC, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                   By
                                   ______________________________
                                   ___
                                   Name: R. Jay Gerken
                                   Title: President and Chairman